Exhibit 99.1

Ipsidy Announces Results for Year Ended December 31, 2020

A Year of Change

LONG BEACH, N.Y., March 08, 2021 (GLOBE NEWSWIRE) -- Ipsidy Inc. (www.ipsidy.com) [OTCQB:IDTY] which operates an Identity as a Service (IDaaS) platform delivering a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere, today announced its results for the year ended December 31, 2020.

2020 was a year of change, globally. The stay-at-home mandates induced by the COVID-19 pandemic accelerated digital transformation efforts across a broad range of market sectors, with even the most reluctant consumers embracing online grocery shopping, mobile-banking, and virtual tele-medicine appointments. Unfortunately, this convenience often opposes stronger identity assurance – the easier it is to open or access an account online, the less safeguards there may be to prevent identity fraud and malicious account takeover.

To respond quickly to these demands, Ipsidy in 2020 enhanced and simplified our identity verification and authentication solutions with the launch of our web browser applications. We also pivoted our sales and distribution strategy to build relationships with global technology partners, who have integrated Ipsidy’s identity solutions into their platforms and service offerings in order to meet clients’ demands for solutions that counter identity fraud.

Financial Results for the Year Ended December 31, 2020

●	Adjusted EBITDA loss for the year ended December 31, 2020 of $5.2 million, was $1.2 million or 19% less than the Adjusted EBITDA loss of $6.4 million for the year ended December 31, 2019, due to lower overall cash expenses.

●	Total revenue for the year ended December 31, 2020 was $2.1 million compared to $2.6 million for the year ended December 31, 2019. The results in 2020 reflect the impact of the Covid-19 pandemic.

●	Net loss for the year ended December 31, 2020 was $11.3 million compared to a net loss of $10.5 million for the year ended December 31, 2019, as the Company recorded $3.1 million of special items in 2020 compared to $1.7 million in 2019.

●	Basic and fully diluted net loss per share for both years ended December 31, 2020 and 2019 was $0.02 cents.

●	Secured approximately $8.5 million of additional funding from existing and new investors during the year, through the issuance of common stock, warrants, notes payable and convertible debt.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

“In 2020, we strengthened our management team, reduced our expenses, and quickly adapted to work-from-home restrictions imposed in response to the pandemic,” said Phillip Kumnick, Chairman & CEO of Ipsidy. “We also saw increasing demand for our biometric identity services, as organizations accelerated efforts to deliver services online, while avoiding the increased risk of identity fraud. We expanded our global partner network and integrated with major companies having operations and customers in the United States, South America, The Middle East, Africa, and India. We launched services with customers both domestically and internationally and look forward to further implementations in 2021.”

Building The Ipsidy Partner Network

During the year 2020 and into 2021, Ipsidy successfully expanded its Partner Network to include alliances with technology providers in the United States, South America, The Middle East, Africa, and India. Complementary technologies offered by our partners who have integrated Ipsidy’s identity solutions include banking software and fintech, identity verification using voice recognition, video chat services, telecom and digital transformation integration services and solutions.

The following highlights some of our key accomplishments during the year as we expanded the Ipsidy Partner Network.

●	Launched a strategic partnership with LoginID Inc. to offer new tools in the fight against fraud in online activities. By integrating Ipsidy’s biometric identity verification platform with the LoginID FIDO as a Service platform, both companies now offer seamless FIDO2 authentication and login services. Building on this agreement, we are rolling out AuthentifIDTM, our FIDO compliant strong authentication service that eliminates the user frustration, enterprise costs and security risks of passwords. Unlike other passwordless offerings, AuthentifID leverages Ipsidy’s seamless biometric identity verification service to scan an identity document and take a selfie, to establish a digital chain of trust during device registration between biometrically verified individuals, their accounts, and their devices.

●	Pursuant to our membership in the Temenos Marketplace, we signed an agreement with an international bank based in the Latin America/Caribbean region, undergoing a digital transformation to support its customers from around the world. As part of the implementation, ProofTM, Ipsidy’s biometric identity verification for remote, digital onboarding, Verified™, our biometric multi-factor authentication solution, and AuthentifIDTM, are being integrated to the Temenos banking platform, to support this and other Temenos customers.

●	A leading provider of identification authentication and age verification technology for North America, integrated Ipsidy’s IDaaS platform and mobile biometric identity verification into its own services, and launched with multiple U.S. financial services and lending companies.

●	Entered into an agreement with IECISA, now Inetum, which provides information technology services in 11 European countries and the Latin America/Caribbean region. Inetum has integrated Ipsidy’s Proof into its digital onboarding solution used by financial services organizations, with initial launches planned in Mexico and Peru.

●	Entered into agreements with ATOS Origin FZ LLC (a part of the ATOS Middle East, Turkey & Africa region), a global leader in digital transformation, as well as another leading global information technology, consulting, and business process services company, based in India and serving clients across six continents. These partners are offering our identity verification and authentication services to build trust in today’s online, digital world across these international markets in the telecom, media, utilities, and financial services sectors.

●	A US-based application services provider integrated Ipsidy’s Proof within their health passport solution. The service allows customers to remotely verify their identity prior to accessing and storing their health information. The company is offering their application to sports facilities, entertainment venues, airlines, and travel companies.

COVID-19

We continue to carefully watch developments related to COVID-19. The extent to which COVID-19 will impact our customers, business, results and financial condition will depend on current and future developments, which are highly uncertain and cannot be predicted at this time.  We appreciate the support of our employees, partners, and customers in these difficult times.

Additional Information

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed at www.sec.gov and posted on the Company’s investor relations website.

Shareholders are invited to join us at our 2020 Annual Meeting on March 22, 2021, full details of which are in the Proxy Materials previously circulated and available on our Investor Relations website.  Attendees will hear further discussion of these results and will have the opportunity to ask questions of management.

About Ipsidy

Ipsidy Inc. (OTCQB:IDTY) (www.ipsidy.com), Ipsidy is Digital Identity. Our mission is to ensure our customers know the identity of their users with biometric certainty. Our Identity as a Service (IDaaS) platform delivers a suite of secure, mobile, facial biometric identity solutions, available to any vertical, anywhere. Our robust identity verification and authentication solutions work great on their own, but even better together to help answer everyday questions: Who is applying for a loan? Who is sending money? Who is requesting an account change? Ipsidy is committed to providing seamless, accurate and speedy identity solutions that establish security and trust in today’s digital world.

Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; Ipsidy Enterprises in the U.K. and Ipsidy Perú S.A.C. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Phillip Kumnick, CEO and Chairman	phillipkumnick@ipsidy.com
Stuart Stoller, CFO	stuartstoller@ipsidy.com
+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the Covid-19 pandemic and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2020 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Net Loss to Adjusted EBITDA

	For the Year Ended
	December 31, 2020	December 31, 2019

Net loss	$(11,298,558)	$(10,500,358)

Add Back:

Interest expense - net	969,396	375,598
Debt extinguishment	985,842	-
Warrant exercise inducement expense	366,795	-
Other income, net	(69,563)	(23,920)
Severance cost	426,175	-
Depreciation and amortization	1,250,542	790,367
Taxes	36,323	62,931
Impairment loss	1,333,566	1,671,804
Stock compensation	823,564	1,246,019

Adjusted EBITDA (Non-GAAP)	$(5,175,918)	$(6,377,559)

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
Current Assets:
Cash	$3,765,277	$567,081
Accounts receivable, net	72,986	125,859
Current portion of net investment in direct financing lease	72,682	65,333
Inventory, net	254,951	173,575
Other current assets	237,769	753,505
Total current assets	4,403,665	1,685,353

Property and equipment, net	97,829	161,820
Other assets	240,223	383,066
Intangible assets, net	4,527,476	5,593,612
Goodwill	4,183,232	5,218,861
Net investment in direct financing lease, net of current portion	422,021	494,703
Total assets	$13,874,446	$13,537,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,665,132	$2,215,912
Notes payable, net of discounts, current portion	5,947	5,341
Capital lease obligation, current portion	39,232	34,816
Contract liabilities	237,690	425,276
Total current liabilities	2,948,001	2,681,345

Long-term liabilities:
Notes payable, net of discounts and current portion	487,339	1,970,937
Convertible debt, net of discounts	5,800,976	428,000
Capital lease obligation, net of current portion	10,562	49,794
Other lease liabilities	47,809	131,568
Total liabilities	9,294,687	5,261,644

Commitments and Contingencies (Note 13)

Stockholders’ Equity:
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 589,272,023 and 518,125,454 shares issued and outstanding as of December 31, 2020 and 2019, respectively	58,927	51,812
Additional paid in capital	102,594,341	94,982,167
Accumulated deficit	(98,234,151)	(86,935,593)
Accumulated comprehensive income	160,642	177,385
Total stockholders’ equity	4,579,759	8,275,771
Total liabilities and stockholders’ equity	$13,874,446	$13,537,415

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2020	2019

Revenues:
Products and services	$2,083,829	$2,488,624
Lease income	56,815	63,421
Total revenues, net	2,140,644	2,552,045

Operating Expenses:
Cost of sales	661,627	669,523
General and administrative	6,743,258	7,892,046
Research and development	1,161,416	1,614,054
Impairment loss	1,333,566	1,671,804
Depreciation and amortization	1,250,542	790,367
Total operating expenses	11,150,409	12,637,794

Loss from operations	(9,009,765)	(10,085,749)

Other Income (Expense):
Interest expense - net	(969,396)	(375,598)
Debt extinguishment	(985,842)	-
Warrant exercise inducement expense	(366,795)	-
Other income, net	69,563	23,920
Other expense, net	(2,252,470)	(351,678)

Loss before income taxes	(11,262,235)	(10,437,427)

Income Taxes	(36,323)	(62,931)

Net loss	$(11,298,558)	$(10,500,358)

Net loss per share - Basic and Diluted	$(0.02)	$(0.02)

Weighted Average Shares Outstanding - Basic and Diluted	542,028,103	498,747,396

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,298,558)	$(10,500,358)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	1,250,542	790,367
Stock-based compensation	823,564	1,246,019
Extinguishment of note payable	985,842	-
Amortization of debt discount and debt issuance costs, net	451,749	109,764
Stock issued for services	-	41,071
Warrant exercise inducement expense	366,795	-
Impairment loss/write-off of assets	1,333,566	1,671,804
Changes in operating assets and liabilities:
Accounts receivable	45,319	(5,770)
Net investment in direct financing lease	65,333	58,727
Inventory	(109,213)	(18,834)
Other current assets	409,290	(50,647)
Decrease in other assets	37,526	-
Accounts payable and accrued expenses	1,157,370	413,773
Contract liabilities	(187,586)	189,006
Net cash flows from operating activities	(4,668,461)	(6,055,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(27,364)
Investment in other assets including work in process	(299,436)	(1,604,152)
Net cash flows from investing activities	(299,436)	(1,631,516)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible note payable	1,510,000	408,000
Payment of debt issuance costs	(104,800)	-
Proceeds from sale of common stock offering, net of offering costs	5,076,455	2,928,312
Common stock repurchase	(1)
Proceeds from the exercise of warrants	1,248,983	-
Proceeds from the paycheck protection program	485,760	-
Principal payments on capital lease obligations and notes payable	(40,157)	(31,188)
Net cash flows from financing activities	8,176,240	3,305,124

Effect of foreign currencies exchange on cash	(10,147)	(23,780)

Net Change in Cash	3,198,196	(4,405,250)
Cash, Beginning of Period	567,081	4,972,331
Cash, End of Period	$3,765,277	$567,081

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$9,488	$10,771
Cash paid for income taxes	$36,323	$62,931

Non-cash Investing and Financing Activities:
Modification of warrants issued with convertible debt	$95,223	$-
Exchange of notes payable and accrued interest for convertible notes payable	$2,662,000	$-
Settlement of accounts payable with common stock	$8,270	$-
Purchase of vehicle with note payable	$-	$16,510
Recognition of lease right to use asset and liabilities	$-	$514,473
Reclass from other current assets to other assets	$106,446
Cashless option and warrant exercises	$168
Reclassification of software development to intangible costs	$128,005	$3,111,668